Exhibit 10.2

FIRST AMENDMENT TO THE
SCI 401(K) RETIREMENT SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 14, 2004)

     WHEREAS, Service Corporation International (the “Company”) previously adopted and maintains the SCI 401(k) Retirement Savings Plan, as amended and restated effective July 1, 2000 (the “Plan”); and

     WHEREAS, the Company reserved the right to amend the Plan at any time; and

     WHEREAS, the Plan, as amended and restated was amended by the “First Amendment” dated August 13, 2003 to change the name of the Plan Administrator;

     WHEREAS, the Plan Administrator executed an amended and restated adoption agreement and basic plan document on January 14, 2004:

     WHEREAS, Company now desires to further amend the Plan as set forth below;

     NOW, THEREFORE, the Plan shall be and hereby is amended as follows:

1.	The date of the amendment and restatement of the Plan shall be changed to January 14, 2004 and the Plan name shall be changed accordingly;

2.	Effective as of December 30, 2004, the Introduction to the Plan shall be amended in its entirety to read as set forth in Exhibit A attached hereto.

3.	Effective as of July 1, 2000, Section E.4. of the Adoption Agreement shall be amended to provide that service prior to the time an Employee has attained age 18 shall be counted toward Vesting Service.

4.	The Addendum A to the Plan, which pertains to participation in the Plan by employees of Marsellus Casket Company shall be deleted in its entirety, and the attached Addendum A shall be substituted therefore, effective as of the dates set forth therein;

5.	Effective as of January 1, 2004, Section 1.0(k) of Addendum B to the Plan shall be deleted.

6.	Effective as of January 1, 2004, Addendum D of the Plan shall be amended to read as follows:

     “The classification of Employees eligible to participate in the Plan shall include all Employees of CemCare, Inc. (“CemCare”) other than Employees covered by a collective bargaining agreement if such agreement does not specifically provide for participation in the Plan. Employees of CemCare shall participate in the Plan on the same basis as other eligible Participants.”

7.	Effective as of December 30, 2004, item B.3. of the Plan’s Adoption Agreement shall be amended to read as follows:

“PLAN YEAR means the 12 consecutive month period beginning on January 1 and ending on December 31, except that there will be a short Plan Year beginning on December 31, 2004 and ending on December 31, 2004.”

8.	Whereas it was not the Company’s intention to change the vesting computation period with the adoption of the “GUST Amended” MassMutual prototype document as the basic plan document (the Adoption Agreement for which was executed January 14, 2004), effective as to the date of such adoption, the first sentence of the fourth paragraph of Section 1.91 of the basic plan document shall be amended to read as follows:

“For vesting purposes, and all other purposes not specifically addressed in this Section, the computation period shall be the calendar year.”

It is the Company’s intention hereby, not to change the vesting computation period, which, pursuant to the prior adoption agreement, was the calendar year.

9.	Effective for claims or requests for review of an adverse benefit determination filed on or after January 1, 2003, Sections 2.10 and 2.11 shall be deleted and the following shall be inserted in lieu thereof:

“2.10 CLAIMS AND REVIEW PROCEDURES

     Claims for benefits under the Plan may be filed in writing with the Administrator. The Administrator will maintain a separate written document explaining the Plan’s claims procedure. This Section 2.10 specifically incorporates the written claims procedure as from time to time published by the Administrator as part of the Plan. Such procedures shall provide for a review of a denied claim in accordance with the requirements of ERISA. If the Administrator makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, the Participant or Beneficiary to preserve the claim must file an action in federal court with respect to the denied claim not later than 180 days following the date of the Plan Administrator’s final determination.”

10.	Effective as of January 1, 2004, Section 6.2 of the Plan shall be amended by adding the following subsection (i):

     “(i) Upon the death of a Participant, any Beneficiary may renounce his or her interest in the Participant’s death benefit. Any such renunciation shall be by written instrument in a form satisfactory to the Administrator and shall be received by the Administrator on or before the earlier of (i) the date of any distribution of the Participant’s benefit to such Beneficiary or (ii) five years from the date of the Participant’s death. Upon determination by the Administrator that a Beneficiary has validly renounced his or her interest in the Participant’s benefit, the Participant’s benefit shall be distributed as though such Beneficiary had predeceased the Participant.”

Except as modified herein, the Plan is in all other respects, specifically ratified and affirmed.

     IN WITNESS WHEREOF, the Company has executed this First Amendment this                      day of Oct. 22, 2004.

SERVICE CORPORATION INTERNATIONAL

By:	Helen Dugand
Helen Dugand,
Vice-President of SCI Funeral & Cemetery Purchasing & Cooperative Inc.

ADDENDUM A

REV. PROC. 2002-29 MODEL AMENDMENT
MINIMUM DISTRIBUTION REQUIREMENTS

Section 1. General Rules

     1.1. Effective Date. Unless an earlier effective date is specified in the Adoption Agreement, the provisions of this addendum will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

     1.2. Coordination with Minimum Distribution Requirements Previously in Effect. If the Adoption Agreement specifies an effective date of this addendum that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this addendum will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this addendum equals or exceeds the required minimum distributions determined under this addendum, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this addendum is less than the amount determined under this addendum, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this addendum.

     1.3. Precedence. The requirements of this addendum will take precedence over any inconsistent provisions of the Plan.

     1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this addendum will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

     1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this addendum, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

     2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

     2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

     (a) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in the adoption agreement, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

     (b) If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the adoption agreement, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

     (c) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

     (d) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this section 2.2, other than section 2.2(a), will apply as if the Surviving Spouse were the Participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

     2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this addendum. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant’s Lifetime.

     3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

     (a) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the

Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

     (b) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

     3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

Section 4. Required Minimum Distributions After Participant’s Death.

     4.1. Death On or After Date Distributions Begin.

     (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

     (1) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     (2) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

     (3) If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

     (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     4.2. Death Before Date Distributions Begin.

     (a) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in section 4.1.

     (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

     (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under section 2.2(a), this section 4.2 will apply as if the Surviving Spouse were the Participant.

Section 5. Definitions.

     5.1. Designated Beneficiary. The individual who is designated as the Beneficiary under section 6.2 of the Plan and is the Designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

     5.2. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

     5.3. Life Expectancy. Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

     5.4. Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

     5.5 Required Beginning Date. The date specified in section 6.5 of the Plan.

1. Adoption Agreement

(Check and complete section 1 below if any required minimum distributions for the 2002 Distribution Calendar Year were made in accordance with the § 401(a)(9) Final and Temporary Regulations.)

Section 1. Effective Date of Plan Amendment for Section 401(a)(9) Final and Temporary Treasury Regulations.

☐ Minimum Distribution Requirements, applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after                     .

(Check and complete any of the remaining sections if you wish to modify the rules in sections 2.2 and 4.2 of this Addendum.)

Section 2. Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.

☒ If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in section 2.2 of this Addendum, but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to either the Participant or the Surviving Spouse begin, this election will apply as if the Surviving Spouse were the Participant.

This election will apply to:

☒ All distributions.

☐ The following distributions:                                                             .

Section 3. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

☒ Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in sections 2.2 and 4.2 of this Addendum applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section 2.2 of this Addendum, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with sections 2.2 and 4.2 of this Addendum and, if applicable, the elections in section 2 above.

Section 4. Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

☒ A Designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

EXHIBIT A

SCI 401(K) RETIREMENT SAVINGS PLAN
AS AMENDED AND RESTATED (JANUARY 14, 2004)

INTRODUCTION

     Service Corporation International has previously adopted the SCI 401(k) Retirement Savings Plan (the “Plan”) effective as of July 1, 2000. The Plan is an individually designed single employer plan, but has been amended and restated to conform to the “GUST amended” version of the MassMutual Retirement Services FlexInvest Defined Contribution Prototype Plan and Non-Standardized 401(k) Profit Sharing Adoption Agreement which is attached hereto and incorporated herein for all purposes, with the modifications set forth below and any and all other modifications as may be separately set forth in Addenda or Amendments to the Plan. This Introduction is amended as set forth below effective as of December 30, 2004, except where a different effective date is noted. The provisions of this Introduction and any addenda to the Plan supersede and control with respect to any contrary provisions of the Plan set forth in the adoption agreement or basic plan document.

1.	Effective as of July 1, 2000, notwithstanding anything in the Plan to the contrary, all Years of Service with the Company prior to a Break in Service shall be included for purposes of determining the Participant’s vested interest under Section 6.4 of the Plan if such Participant had a nonforfeitable accrued benefit in the SCI Cash Balance Plan or the SCI Pension Plan at the time such Participant first incurred a One-Year Break in Service.

2.	Effective as of January 1, 2001, the Percentage Match for each Participant shall be determined based on the Participant’s Years of Vesting Service as of the end of each Plan Year and shall apply for the entire next Plan Year notwithstanding the fact that the Participant may be credited with an additional Year of Service during such next Plan Year.

3.	Addenda A through E as amended by the First Amendment and as may be amended from time to time shall be incorporated into the Plan for all purposes.

     IN WITNESS WHEREOF, the Plan’s amended and restated adoption agreement was executed on the 14th day of January 2004 and this Introduction (as amended by the First Amendment) is hereby executed on this 22 day of October, 2004 by a duly authorized officer of the Plan Administrator by authority granted by the Plan sponsor.

SERVICE CORPORATION INTERNATIONAL

By:	Helen Dugand
Helen Dugand
Vice-President of SCI Funeral & Cemetery Purchasing & Cooperative, Inc.